UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 4, 2005

THE WET SEAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-18632 (Commission File Number)	33-0415940 (IRS Employer Identification No.)
26972 Burbank Foothill Ranch, California (Address of Principal Executive Offices)		92610 (Zip Code)
Registrant's telephone number, including area code:	(949) 583-9029

N/A
——————————————————————————
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]     Written communications pursuant’ to Rule 425 under the Securities Act (17 CFR 230.425)

[]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

[]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.     Regulation FD Disclosure.

         On February 8, 2005, The Wet Seal, Inc. (the “Company”) issued a press release announcing that the Pacific Regional Office of the Securities and Exchange Commission (the “SEC”) is conducting an informal, non-public inquiry regarding the Company. The inquiry generally concerns the chronology, events and announcements relating to the Company’s 2004 second quarter earnings results occurring during the period of August 5 through August 19, 2004. In addition, the SEC has requested documents in the Company’s possession, if any, relating to the sale of the Company’s stock by La Senza Corporation and certain of its affiliates during 2004. The SEC noted in its notification letter, which was received on February 4, 2005, that the inquiry should not be construed as an indication by the SEC or its staff that any violations of law have occurred.

         The Company intends to fully cooperate with the SEC’s informal inquiry.

        A copy of the Company’s press release appears as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(a)     Financial Statements of Business Acquired.

Not Applicable.

(b)     Pro Forma Financial Information.

Not Applicable.

(c)     Exhibits.

99.1	Press release, dated February 8, 2005, issued by the Company.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WET SEAL, INC. (Registrant)
Date: February 8, 2005	By: /s/ DOUGLAS C. FELDERMAN
Name: Douglas C. Felderman
Title: Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
99.1	Press release, dated February 8, 2005, issued by the Company.